Exhibit 6

                        ASSIGNMENT AND ASSUMPTION

            THIS ASSIGNMENT AND ASSUMPTION (this "Assignment") is made as of this 30th day of June, 1999, by and among (i) Beacon Capital Partners, L.P. (the "Assignor"), (ii) BCP Voting, Inc., as trustee for Beacon Capital Partners, L.P. (the "Assignee"), and (iii) Patriot American Hospitality, Inc., Wyndham International, Inc., Patriot American Hospitality Partnership, L.P. and Wyndham International Operating Partnership, L.P. (collectively, the "Companies"). Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Securities Purchase Agreement (as defined below).

                           W I T N E S S E T H:

            WHEREAS, in accordance with Sections 1.1(b)(i) and 11.3 of the Securities Purchase Agreement, dated as of February 18, 1999, as amended, by and among the Companies and the Investors (the "Original Investors") named on the signature pages thereto (the "Securities Purchase Agreement"), the Original Investors have the right to assign their rights to purchase some or all of the Shares to one or more of its directors, officers, employees, affiliates and investment funds or customer accounts which are under the management of the Investors or their affiliates or to one more other Investors;

            WHEREAS, the Assignor desires to assign to the Assignee its right to purchase 1,050,000 Shares (the "Subject Shares") and the Assignees desires to accept such assignment;

            WHEREAS, the Assignor maintains its obligation to purchase the Subject Shares in the event that Assignee fails to exercise its right granted hereunder.

            NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged:

            1.    Assignment and Assumption.

             (a) The Assignor hereby assigns its right to purchase the Subject Shares under the Securities Purchase Agreement to the Assignee.

            (b) The Assignee hereby accepts the assignment of the Assignor's right to purchase the Subject Shares under the Securities Purchase Agreement and agrees to pay at the Closing all amounts due under the Securities Purchase Agreement in respect of the Subject Shares. The Assignee, for the benefit of the Companies, each of the Original Investors and any other persons who become Investors under the Securities Purchase Agreement, hereby makes the representations and warranties contained in
Article IV of the Securities Purchase Agreement and agrees to perform and discharge all of the covenants, agreements, terms, provisions, conditions and other obligations to be performed by an Investor under the Securities Purchase Agreement as if the Assignee were an Investor originally named in the Securities Purchase Agreement.

            (c) The Assignee hereby represents and warrants to each of the Original Investors and any other persons who become Investors under the Securities Purchase Agreement that (i) the Assignee has received copies of the Securities Purchase Agreement and in making its determination to purchase the Subject Shares has relied solely on the representations and warranties, covenants and other agreements of the Companies contained therein and not on any representations, warranties or undertakings by the Assignor or any of the other Original Investors, (ii) the Assignee currently has, or prior to the Closing will have, sufficient funds to purchase the Subject Shares as contemplated by the Securities Purchase Agreement, and (iii) the Assignee's purchase of the Subject Shares will qualify as a passive investment by the Assignee for purposes of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and accordingly the Assignee is not required to make any filings under the HSR Act to purchase the Subject Shares.

            (d) The Assignee agrees, for the benefit of each of the Original Investors and any other persons who become Investors under the Securities Purchase Agreement, (i) to fulfill its obligations under the Securities Purchase Agreement assumed hereunder, including without limitation those contained in Article VII, (ii) not to assign without the prior written consent of the Original Investors any of its rights under this Assignment and Assumption and (iii) to be a party to and fulfill its obligations under the Stockholders' Agreement in the form delivered to the Assignee by the Assignor.

            (e) The Assignee agrees that Thomas H. Lee Equity Fund IV, L.P. and Apollo Management IV, L.P. (collectively, the "Lead Investors") shall have the sole authority to administer and make determinations as to matters arising under the Securities Purchase Agreement and related documentation and that any determination made by the Lead Investors under the Securities Purchase Agreement and any related documentation shall be binding upon the Assignee as if the Assignee had consented thereto, including without limitation any determination as to whether closing conditions have been satisfied or waived, any amendments or waivers of provisions of the Securities Purchase Agreement and any determination or exercise of remedies by the Investors under the Securities Purchase Agreement.

            (f) The Companies acknowledge the assignment and assumption effected hereby and agree that the Assignee shall be entitled to rely on the Companies' representations and warranties, covenants and other agreements under the Securities Purchase Agreement as if the Assignee were an Investor originally named in the Securities Purchase Agreement.

            (g) Notwithstanding anything to the contrary herein, the Assignee agrees that, upon its payment for the Subject Shares in accordance with the terms of this Assignment and Assumption and the Securities Purchase Agreement, it shall only be entitled to receive the Subject Shares from the Companies and shall not, under any circumstances, be entitled to receive any fees or expenses pursuant to the Securities Purchase Agreement or otherwise from the Companies, the Original Investors or any other persons that may become Investors under the Securities Purchase Agreement. The Companies acknowledge that this Assignment and Assumption shall in no way affect the Companies' obligation to pay the fees payable under the Securities Purchase Agreement to the Original Investors as if the Original Investors had not assigned any portion of the right and obligation to acquire the Shares.

            2. Acknowledgment as to Advisors. (a) The Assignee acknowledges that Skadden, Arps, Slate, Meagher & Flom LLP is representing the Original Investors as to certain matters in connection with the transactions contemplated by the Securities Purchase Agreement and is not acting as counsel to the Assignee in connection therewith.

            (b) The Assignee acknowledges that PricewaterhouseCoopers LLP is advising the Original Investors as to certain matters in connection with the transactions contemplated by the Securities Purchase Agreement and is not acting as advisor to the Assignee in connection therewith.

            3. Binding Effect. This Assignment and Assumption shall inure to the benefit of and be binding on the Assignee, the Assignor, the Companies, the Original Investors and their respective permitted successors and assigns, effective immediately upon delivery.

            4. Governing Law. This Assignment and Assumption shall be governed and construed in accordance with the laws of the State of New York, without regard to any applicable principles of conflicts of law.

            IN WITNESS WHEREOF, parties hereto have caused this Assignment and Assumption to be executed as of the date first above written.


                                ASSIGNOR:

                                BEACON CAPITAL PARTNERS, L.P.

                                By:  Beacon Capital Partners, Inc.,
                                           its General Partner


                                By:   /s/ John C. Halsted
                                     ---------------------------------------
                                      Name:   John C. Halsted
                                      Title:  Senior Vice President


                                ASSIGNEE:

                                BCP VOTING, INC., as Trustee for Beacon
                                Capital
                                Partners, L.P. Voting Trust


                                By:   /s/ John C. Halsted
                                     ---------------------------------------
                                      Name:   John C. Halsted
                                      Title:  Senior Vice President





Consented to and Agreed:

PATRIOT AMERICAN HOSPITALITY, INC.

By:  /s/ Carla Moreland
    -----------------------------------------
Name:  Carla Moreland
Title: Senior Vice President

WYNDHAM INTERNATIONAL, INC.

By:  /s/ Carla Moreland
    -----------------------------------------
Name:  Carla Moreland
Title: Senior Vice President